                                                                    Exhibit 10.9

                                      LEASE

         THIS INDENTURE, made this 1st day of October, 1997, by and between J.P. PROPERTIES, a South Dakota partnership, Lessor and M-TRON INDUSTRIES, INC., a corporation, Lessee,

         WITNESSETH:

         1. That Lessor, in consideration of the rents and covenants hereinafter mentioned, does hereby demise, lease and let unto the Lessee, and the Lessee does hereby hire and take from the Lessor, the following described premises, situated in the County of Yankton and State of South Dakota:

         That certain building located on Lots 7, 8, and 9, Block 1, in that part of the City of Yankton, South Dakota, platted and known as "Todd's Yankton," and including the 75' parking lot to the north.

         2. To have and to hold said premises as they are without any liability or obligation on the part of Lessor of making any alterations, improvements or repairs of any kind on or about said premises, except as hereinafter specified, for the term of three (3) years from October 1, 1997, for the purpose of purchasing, acquiring, processing, manufacturing, distributing and selling radio, electrical, television and electronic parts and equipment, and all kindred lines of a like nature and business, yielding and paying therefore the rent of $2,200.00 per month.

         3. And Lessee does covenant to pay the rent in equal monthly payments in advance, to-wit: The sum of $2,200.00 on or before the first day of every month during said term, at Yankton, South Dakota. Lessee agrees to pay, as additional rental, any increase in real estate taxes on the above-described property, together with one-half of any


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special assessments against the above-described property. Increases in real estate taxes shall be measured using the real estate taxes assessed for 1996, payable in 1997, as the base year. The increase in taxes shall be determined on or before April 30 of each year under the term of this lease, and any increase so determined on or before April 30 of each year under the term of this lease, and any increase so determined shall be paid in a lump sum within 30 days after notice by Lessor or Lessee. Lessee shall not be entitled to any reduction of rental by reason of any reduction in real estate taxes below the taxes assessed for 1996. Lessee will keep and maintain the said premises during the aforesaid term, and quit and deliver up the said premises to the Lessor peaceably and quietly at the end of the aforesaid term or extensions, or at any previous termination thereof for any cause, in as good order and condition and state of repair, reasonable use and wearing thereof and accident by the elements alone excepted, as the same now are or may be put into by the Lessor.

         4. The said Lessee will keep said premises continually in a neat, clean and respectable condition, and will keep the parking lots and sidewalks in front and along said premises cleared of ice and snow, or other obstructions or objectionable things. Also all ashes, garbage and refuse of any kind to be removed at the Lessee's expense. The said Lessee will not make or suffer any waste thereon or thereof, and shall be entitled to assign and sub-let said premises or any part thereof upon written consent of the Lessor. Such consent shall not be unreasonably withheld. Said Lessee also agrees to replace all glass broken on said premises during said term, and pay for all city water used thereon during the same time, and not to use said premises or any part thereof for any purpose called extra hazardous by insurance companies.

         5. If said monthly payments, or any of them, are not paid when they become due and remain unpaid for ten (10) days after written notice of nonpayment is sent


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by Lessor to Lessee; or if said leased premises shall be appropriated to or used for any other purpose or use than is hereinbefore specified, or any damage or waste shall be made thereon; or if any part of said premises shall be underlet, or this Lease be assigned without the consent of the Lessor, or if any term, condition, or covenant of the Lease on the part of the said Lessee to be by said Lessee kept or performed, shall be violated or neglected, and any of said conditions or circumstances continue for thirty (30) days after written notice is sent by Lessor to Lessee, then, and in either of said cases the said Lessee does hereby authorize and fully empower said Lessor or his agent to cancel and annul this Lease at once, and to re-enter, and take possession of said premises immediately, and by force if necessary, without any previous notice, or intention to re-enter and remove all persons and their property therefrom, and to use such force and assistance in effecting and perfecting such removal as said Lessor may deem advisable to recover at once full and exclusive possession of all said demised premises, whether in possession of said Lessee or of third persons, or vacant; or said Lessor or its agents may, at its option, at any time after such default or violation of condition or covenant, re-enter and take possession of said premises, without such re-entering working a forfeiture of the rents to be paid and the covenants to be kept by said Lessee for the full term of the Lease. Lessee, at all times during the term hereof, shall permit inspection of the premises by Lessor or Lessor's agents and shall permit access to Lessor and Lessor's agents for purposes of performing Lessor's duties under this lease.

         6. Lessee agrees to pay for all utilities.

         7. Lessee, at its own cost and expense, shall maintain liability insurance protecting and indemnifying it against any and all claims for injury or damage to persons


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


or property, or for the loss of life or property occurring upon, in or about the property described herein in minimum amounts of protection of not less that $500,000 per occurrence, and not less than $1,000,000 aggregate. Lessor shall be listed as an additional insured on all such policies.

         8. Should a substantial portion of the leased premises be substantially damaged by fire or other casualty, or be taken by eminent domain, the Lessor may elect to terminate this lease. When such fire, casualty or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the Lessee may elect to terminate this lease if: (a) the Lessor fails to give written notice within 30 days of intention to restore the leased premises; or (b) the Lessor fails to restore the leased premises to a condition substantially suitable for their intended use within 90 days of said fire, casualty or taking. The Lessor reserves, and the Lessee grants to the Lessor, all rights which the Lessee may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the Lessee's fixtures, property or equipment.

         Lessor and Lessee further agree that each forfeits any right of action that it may later acquire against the other of the parties to this agreement for loss or damage to its property, or to property in which it may have an interest, where such loss is caused by fire or any of the Extended Coverage hazards and arises out of or is connected with the leasing of the above-described premises.

         9. No change shall be made in the interior of the building upon the leased premises, unless written consent to such change is first obtained from Lessor. If so


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consented to by the Lessor, the expense of making such change shall be paid by
Lessee, and Lessee may remove such improvement in a careful manner.

         10. Lessor agrees to maintain and pay for outside repairs to the roof, walls and windows of the building to keep in repair, damage and/or maintenance due to the fault of Lessee, or its employees, shall be paid for by Lessee, Lessee agrees to maintain the three (3) heating and air conditioning units on the first floor level and the one (1) Modine heating unit in the basement area previously installed in the premises by Lessor. With respect to these units, Lessee further agrees to be responsible for any necessary repair or replacement of said units, which units shall remain the property of Lessor upon termination of this lease. Lessee agrees to provide all additional heating and/or air conditioning units, which units, if installed by Lessee, shall be considered personal property and Lessee shall be entitled to remove such additional units at any time during the term hereof or upon its termination or expiration.

         11. The parties agree that Lessee shall be and is hereby granted two options to renew this lease for successive three (3) year periods, with the first option commencing on October 1, 2000, and terminating on September 30, 2003, and with the second option commencing on October 1, 2003, and expiring on September 30, 2006. In the event Lessee elects to exercise its option or options, Lessee agrees to give Lessor notice, in writing, of its election not less than 90 days prior to the new term commencement date. Upon receipt of said notice, the parties agree to attempt reasonably to determine the rental for the renewal period. In the event the parties are unable to agree upon a rental for the renewal


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


period, this lease shall terminate, and all of Lessee's rights herein shall end on the day of the current lease term.

         12. It is mutually agreed, that all the covenants, terms and conditions of this Lease shall extend, apply to and firmly bind the heirs, executors, administrators and assigns of the respective parties hereto as fully as the respective parties are themselves bound.

         IN WITNESS WHEREOF, the parties hereto have executed this instrument on the day and year first above written.


                                       J.R. PROPERTIES



                                 By    /s/ JANE VANDERHULE BROWN
                                       -----------------------------------------
                                       Jane Vanderhule Brown
                                       Lessor


                                       M-TRON INDUSTRIES, INC.
                                       a corporation



                                 By    /s/ ILLEGIBLE
                                       -----------------------------------------
                                       Its
                                       Lessee




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[LOGO] M-TRON INDUSTRIES, INC.
--------------------------------------------------------------------------------
                                 P.O. Box 630 100 Douglas Ave. Yankton, SD 57078
                                 Phone # 605-665-9321         FAX # 605-665-1709


August 3, 2000


Mr. Ross Vanderhule/Jane Vanderhule Brown
J and R Properties
2123 Douglas
Yankton, SD 57078



RE:  Loan Agreement Option

Dear Mr. Vanderhule and Ms. Brown:

Further to a loan agreement signed in April 1988, please be advised that it is M-tron's intention to exercise its option commencing October 1, 2000 and expiring September 30, 2003

We await you word on the exact rate as determined in the lease and remain.


Yours sincerely,

/s/ David L. Rein
-----------------
David L. Rein
Sr. VP Finance

DLR:pjk

                                J & R Properties
                                2123 Douglas
                                Yankton, SD 57078

August 28, 2000


M-Tron Industries
Attn:  David Rein
PO Box 630
Yankton, SD 57078


Dear Mr. Rein


Thank you for your correspondence regarding M-Tron's intention to exercise its option for lease commencing October 1, 2000 and expiring September 30, 2003.

We would like to renew the lease for this period at the rate of $2,255.00 per month with other terms and conditions of the lease remaining the same.

Please let us know at your earliest convenience if this is acceptable.



Sincerely

/s/ Jane VanDerhule Brown
-------------------------
J & R Properties
Ross VanDerhule
Jane VanDerhule Brown

[LOGO] M-TRON INDUSTRIES, INC.
--------------------------------------------------------------------------------
                                 P.O. Box 630 100 Douglas Ave. Yankton, SD 57078
                                 Phone # 605-665-9321         FAX # 605-665-1709



                                August 29, 2000


Mr. Ross Vanderhule and Mrs. Jane Vanderhule Brown
J and R Properties
2123 Douglas
Yankton, SD 57078

                            RE: Loan Agreement Option

Dear Mr. Vanderhule and Mrs. Brown,

David Rein has requested that I contact you regarding the rent option commencing October 1, 2000 and expiring September 30, 2003. M-tron Industries, Inc. agree to your terms of $2,255.00 per month with all other terms and conditions of the lease remaining the same.


Sincerely yours,

/s/ Jerry Albrecht
------------------
Jerry Albrecht
Controller